EXHIBIT 99.2

BBCN Bancorp Declares Quarterly Cash Dividend of $0.10 Per Share

LOS ANGELES, Jan. 26, 2015 (GLOBE NEWSWIRE) -- BBCN Bancorp, Inc. (Nasdaq:BBCN) today announced that its Board of Directors declared a quarterly cash dividend to $0.10 per share. The dividend is payable on or about February 20, 2015 to all stockholders of record as of the close of business on February 6, 2015.

Investor Conference Call

The Company will host an investor conference call on Tuesday, January 27, 2015 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for the 2014 fourth quarter and full year. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international), and asking for the "BBCN Bancorp Conference Call." Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of BBCN Bancorp's website at www.BBCNbank.com. After the live webcast, a replay will remain available in the Investor Relations section of BBCN Bancorp's website for one year. A replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) through February 4, 2015, passcode 10058570.

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $7.1 billion in assets as of December 31, 2014. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 50 branches in California, New York, New Jersey, Illinois, Washington and Virginia; six loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California and Annandale, Virginia; and a representative office in Seoul, Korea. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

CONTACT: Angie Yang
         SVP, Investor Relations
         213-251-2219
         angie.yang@BBCNbank.com